 EXHIBIT 99.1

Contact:

Vida Communication (Media)                                                            The Trout Group (Investors)
On Behalf of WaferGen                                                                       On Behalf of WaferGen
Tim Brons                                                                                              Peter Rahmer
415-675-7400                                                                                          646-378-2973
tbrons@vidacommunication.com                                                      San Francisco, CA

 or

 Christine Yang
 646-378-2929
 New York, NY

FOR IMMEDIATE RELEASE

WaferGen Appoints Seasoned Industry Executives to Board of Directors and Scientific Advisory Board

Also Announces Chief Operating Officer Promotion

Fremont, CA, May 18, 2009 – WaferGen Biosystems, Inc. (OTCBB: WGBS), a leading developer of state-of-the-art genetic analysis systems, today announced two key appointments, naming Robert J. Hariri, M.D., Ph.D., to its board of directors and Lincoln J. McBride, Ph.D., as a senior scientific advisor and member of its scientific advisory board.  With extensive life science industry experience, Drs. Hariri and McBride provide WaferGen with key leadership and expertise to support the company’s strategy and ongoing efforts to commercialize its SmartChip™ Real-Time PCR System.  In connection with these appointments, Amjad Huda, WaferGen’s chief financial officer and treasurer, and Victor Joseph, WaferGen’s chief technology officer and secretary, will step down from their positions on the company’s board of directors.  Additionally, WaferGen announced that Mona Chadha, former vice president of marketing and business development, has been promoted to interim chief operating officer and executive vice president of marketing and business development.

“We believe that we have significantly strengthened the leadership team at WaferGen with the additions of Drs. Hariri and McBride.  Through careers marked by achievement, these gentlemen have distinguished themselves as highly-regarded life science executives and we are pleased to count them among the many talented individuals that comprise our management team, board of directors and scientific advisory board,” stated Alnoor Shivji, WaferGen's chairman and chief executive officer.  “We are equally pleased to announce the much deserved promotion of Mona Chadha, whose contributions to WaferGen have been critical to the development of the SmartChip system, positioning the company for the product’s successful commercialization.  Finally, we would like to thank both Amjad Huda and Victor Joseph for the important roles that they have played on WaferGen’s board. As co-founders of WaferGen, both Amjad and Victor have made significant contributions to growing the company thus far.”

Dr. Hariri has served as the chief executive officer of Celgene Cellular Therapeutics, a division of Celgene Corporation (NASDAQ: CELG), since 2005.  Prior to joining Celgene Cellular Therapeutics as president in 2002, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002.  He has also served as co-founder, vice chairman and chief scientific officer of Neurodynamics, a privately held medical device and technology corporation.  Dr. Hariri has also held key academic positions at Weill Medical College of Cornell University and the Cornell University Graduate School of Medical Science, including serving as the director of the Center for Trauma Research.  Dr. Hariri also sits on the boards of ImmuneRegen, Semorex and Rocket Racing, Inc., is a member of the board of visitors of the Columbia University Fu Foundation School of Engineering and Applied Sciences and the Science and Technology Council of the Columbia University College of Physicians and Surgeons, and is a member of the scientific advisory board for the Archon X PRIZE for Genomics, which is awarded by the X Prize Foundation.

As a scientist and life science executive with nearly 30 years of experience including work in the area of real-time PCR, Dr. McBride has proven expertise in commercializing several breakthrough enabling technologies for life science research.  His work has included tenures with leading enabling technology companies such as Applied BioSystems, Perkin Elmer and Fluidigm.  While at Fluidigm, during which time he served as vice president of research and development and chief technology officer, Dr. McBride is credited with leading the commercialization of the TOPAZ® System, the company’s first product line and the world’s first chip-based product for structural biology.  Previously, Dr. McBride oversaw the marketing and scientific collaboration between Perkin Elmer and Applied Biosystems prior to the merger of the two companies. During this period, he founded and led the companies’ effort to commercialize the world’s first real-time PCR system.   As an author, Dr. McBride is credited with more than 25 journal publications, six issued U.S. patents and numerous U.S. patent applications.

Prior to her promotion, Mona Chadha served as WaferGen’s vice president of marketing and business development.  Since joining the company in 2006, Ms. Chadha has played an important role in developing and executing the company’s broad business strategy, including product definition, market development, commercialization plans for the SmartChip Real Time PCR System and fundraising activities.  In overseeing the development of the SmartChip platform, Ms. Chadha has helped sign research collaborations with scientists at a number of the country’s most prestigious research institutions, including University of Pittsburgh School of Medicine, University of Texas Southwestern Medical Center and Duke University Medical Center.

About WaferGen

WaferGen Biosystems, Inc. is a leader in the development, manufacture and sale of state-of-the-art systems for genetic analysis for the life science and pharmaceutical industries. The company is actively developing its SmartChip™ product for the gene expression and genotyping markets. SmartChip is being developed as the first whole genome, high throughput gene expression real-time PCR platform. This innovative system, combined with next-generation chemistry and optimized assays being developed by WaferGen, promises to deliver significant speed and cost advantages to researchers in the gene expression and genotyping markets. Based on collaborations established with leading research institutions, WaferGen believes that the SmartChip Real-Time PCR System is positioned as the platform of choice for biomarker discovery and validation.  WaferGen currently markets its SmartSlide™ family of products to companies and organizations involved in stem cell and cell biology research. SmartSlide represents the first fluidics integrated micro-incubators enabling cell biology and stem cell research.

Forward-Looking Statements

This press release contains certain "forward-looking statements". Such statements include statements relating to the recent strengthening of the leadership team of the company and other statements relating to future events or to the company’s future financial performance and are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the company. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) the company may be unsuccessful in commercially developing its products or in achieving market acceptance of new and relatively unproven technologies; (ii) the company will need to raise additional capital to meet its business requirements in the future and the company may not be able to do so on reasonable terms or at all; (iii) the company’s proprietary intellectual property rights may not adequately protect its products and technologies; and (iv) the company expects intense competition in its target markets, including from companies that have much greater resources than the company, and there can be no assurance that the company will be able to compete effectively.  More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.  Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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